UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2007

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

On May 11, 2007, the Company filed a Notification of Late Filing on Form 12b-25 to disclose that it was unable to file its Quarterly Report on Form 10-Q for the period ended March 31, 2007 by the due date of May 10, 2007.  The Company believes that it will be able to file the Form 10-Q within the five-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

The Company anticipates that the Form 10-Q for the quarter ended March 31, 2007 will report a net loss of $2.3 million or $(0.29) basic loss per share for the quarter ended March 31, 2007 as compared to net income of $1.3 million or $0.17 basic earnings per share for the quarter ended March 31, 2006.  The loss is attributable to a $6.0 million provision for loan losses during the quarter ended March 31, 2007, compared to a $0.2 million provision during the quarter ended March 31, 2006.

Item 8.01.

Other Matters.

The disclosures under Item 2.02 above are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 11, 2007

BAYLAKE CORP.

By:  /s/ Kevin L. LaLuzerne

Kevin L. LaLuzerne

Treasurer and Acting Chief Financial Officer

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